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                     PURCHASE, ASSIGNMENT AND ASSUMPTION AGREEMENT


                                      dated as of

                                     April 1, 1997

                                        between

                            POLARIS AIRCRAFT INCOME FUND IV

                                      as Assignor

                                          and

                            TRITON AVIATION SERVICES IV LLC

                                      as Assignee

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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.      Definitions.................................................  1

SECTION 2.      Sale and Assignment......................................... 11

SECTION 3.      Purchase and Assumption..................................... 11

SECTION 4.      Purchase Price.............................................. 11
        (a)     Payment of Purchase Price................................... 11
        (b)     Transfer of Aircraft Income and Lessee Deposits............. 12
        (c)     First Effective Date; Mop-Up Date........................... 12
        (d)     Settlement of Aircraft Income and Lessee Deposits........... 13

SECTION 5.      Representations and Warranties of Assignor; Limitation of
                Warranty; Covenant with Respect to Pre-Closing Actions...... 15
        5.1     Representations and Warranties of Assignor.................. 15
        (a)     Partnership Organization, Etc............................... 15
        (b)     Due Authorization; Non-Contravention........................ 15
        (c)     Due Execution and Delivery; Enforceability.................. 16
        (d)     Event of Default............................................ 16
        (e)     Total Loss.................................................. 16
        (f)     Taxes........................................................16
        (g)     Litigation.................................................. 17
        (h)     Encumbrances................................................ 17
        (i)     Brokers' Fees............................................... 17
        (j)     Operative Agreements.........................................18
        (k)     Title to Transferred Interests.............................. 18
        5.2     Supplements to Schedules; Post-Signing Information. ........ 18
        5.3     Limitation of Warranty...................................... 18
        5.4     Actions with Respect to Transferred Interests............... 19

SECTION 6.      Representations and Warranties of Assignee; Access Covenant. 20
        6.1     Representations and Warranties of Assignee.................. 20
        (a)     LLC Organization, Etc....................................... 20
        (b)     Due Authorization; Non-Contravention........................ 20
        (c)     Due Execution and Delivery; Enforceability...................21
        (d)     Litigation.................................................. 21
        (e)     Compliance with Operative Agreements........................ 21



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        (f)     Non-Airline................................................. 21
        (g)     Brokers' Fees............................................... 21
        (h)     Acquisition For Own Account................................. 22
        6.2     Access Covenant............................................. 22

SECTION 7.      Conditions Precedent to the Obligations of Assignor......... 22
        (a)     Purchase Price.............................................. 22
        (b)     Affidavit of Limited Control by a Non-U.S. Citizen.......... 22
        (c)     Escrow Agreement............................................ 23
        (d)     TASL "Keep Well" Agreement.................................. 23
        (e)     TIL Keep Well Guaranty and Loan Guaranty.................... 23
        (f)     Assignee Security Agreement................................. 23
        (g)     Approvals and Consents...................................... 23
        (h)     Due Authorization, Execution and Delivery................... 24
        (i)     Representations and Warranties.............................. 24
        (j)     Organizational and Authorization Matters.................... 24
        (k)     Illegality; No Proceedings.................................. 25
        (l)     No Total Loss............................................... 25
        (m)     Opinions.................................................... 26
        (n)     Location of Aircraft........................................ 26
        (o)     TIL Balance Sheets.......................................... 26
        (p)     Other Instruments and Documents; Additional Information..... 26
        (q)     Outside Date................................................ 26
        (r)     No Pending Superior Proposal................................ 27

SECTION 8.      Conditions Precedent to the Obligations of Assignee......... 27
        (a)     Leases and Trust Agreements................................. 27
        (b)     Due Authorization, Execution and Delivery................... 27
        (c)     Representations and Warranties.............................. 27
        (d)     Schedules .................................................. 27
        (e)     Partnership Authorization Matters........................... 28
        (f)     Illegality; No Proceedings.................................. 28
        (g)     Approvals and Consents...................................... 29
        (h)     No Total Loss............................................... 29
        (i)     Opinions.................................................... 29
        (j)     Location of Aircraft........................................ 29
        (k)     Other Instruments and Documents; Additional Information..... 29
        (l)     Outside Date................................................ 30

SECTION 9.      Payments.................................................... 30



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SECTION 10.     Certain Notices.............................................. 30

SECTION 11.     Superior Proposal............................................ 31

SECTION 12.     Further Assurances........................................... 31

SECTION 13.     Taxes and Indemnities........................................ 32
        (a)     Transfer Taxes............................................... 32
        (b)     Notice of IRS Reports........................................ 32
        (c)     Assignor's Indemnity......................................... 33
        (d)     Assignee's Indemnity......................................... 34
        (e)     Survival of Representations and Warranties................... 35

SECTION 14.     Indemnification Procedure.................................... 35

SECTION 15.     Termination.................................................. 37

SECTION 16.     Miscellaneous................................................ 37
        (a)     Notices...................................................... 37
        (b)     Headings..................................................... 38
        (c)     References................................................... 39
        (d)     GOVERNING LAW................................................ 39
        (e)     Severability................................................. 39
        (f)     Amendments in Writing........................................ 39
        (g)     Expenses..................................................... 39
        (h)     Execution in Counterparts.................................... 40
        (i)     Entire Agreement............................................. 40
        (j)     Exhibits..................................................... 40
        (k)     Assignment and Successors.................................... 40
        (l)     Confidentiality.............................................. 40



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EXHIBITS

Exhibit A       --    Form of Promissory Note
Exhibit B       --    Form of TASL Keep Well
Exhibit C-1     --    Form of TIL Keep Well Guaranty
Exhibit C-2     --    Form of TIL Loan Guaranty
Exhibit D       --    Form of Pledge and Security Agreement
Exhibit E       --    Form of SPV Provisions


SCHEDULES

Schedule 1            --     Aircraft
Schedule 2            --     Leases
Schedule 3            --     Foreign Aircraft Engines
Schedule 4            --     Other Operative Agreements
Schedule 4(a)         --     Purchase Price
Schedule 5            --     Owner Trustees
Schedule 5(b)         --     Consents
Schedule 5(d)         --     Assignor Claims
Schedule 5(g)         --     Pending Litigation
Schedule 5(h)         --     Liens
Schedule 5(j)         --     Missing Documents
Schedule 6            --     Trust Agreements
Schedule 7            --     Unfunded Commitments



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                This PURCHASE,  ASSIGNMENT AND ASSUMPTION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "Agreement"), dated as of April 1, 1997, is by and between POLARIS AIRCRAFT INCOME FUND IV, a California limited partnership ("Assignor"), and TRITON AVIATION SERVICES IV LLC, a California limited liability company ("Assignee").

                              W I T N E S S E T H:

                WHEREAS, Assignor desires to sell and assign to Assignee and Assignee desires to purchase and assume from Assignor all of Assignor's right, title and interest in and to the Transferred Interests;

                NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:


SECTION 1.      Definitions

                In addition to the terms defined elsewhere herein, when used in this Agreement, the following terms have the meanings indicated below:

                "Act" means Part A of subtitle VII of title 49, United States Code.

                "actual knowledge" of any Person, means the conscious awareness of facts or other information by any director, officer, employee or agent of such Person, in either such case, who is (i) actively involved in negotiating the transactions contemplated by this Agreement or (ii) responsible, in the ordinary course, for administering, on behalf of Assignor, the transactions contemplated by the Operative Agreements.

                "Affiliate" means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 20% or more of the Stock having ordinary voting power in the election of directors or managers of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and (iii) each of such Person's officers, directors, members, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.



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                "After-Tax  Basis"  means  on a  basis  such  that  any  payment received or deemed to have been received by any Person shall be supplemented by a further amount paid to that Person, so that the recipient is held harmless on an after-Tax basis from all Taxes (calculated with respect to the highest applicable tax rate and taking into account any related credits or deductions allowed to the recipient of such payment in respect of the indemnified matters) resulting from the receipt (actual or constructive) of such payments and where the indemnitee is treated as a partnership for federal income tax purposes, the "highest applicable tax rate" means the highest applicable federal tax rate in effect for individuals at the time the indemnity payment is made plus 6%.

                "Agreement" shall have the meaning assigned to it in the preamble hereof.


                "Aircraft" means the aircraft more fully described on Parts A and B of Schedule 1 attached hereto and, with respect to each Foreign Aircraft, shall include (i) any and all Parts installed on or attached to any such Foreign Aircraft as of the Effective Time relating to such Foreign Aircraft (subject to any pooling, replacement or exchange rights arising under the Operative Agreements relating to such Foreign Aircraft), (ii) all Aircraft Documents relating to such Foreign Aircraft, (iii) the Engines and (iv) to the extent assignable by Assignor, all warranties of manufacturers or other vendors of such Foreign Aircraft, Engines or Parts relating thereto that are in effect on the Effective Date relating to such Foreign Aircraft.

                "Aircraft Documents" mean, with respect to any Aircraft, all records, logs, technical data and manuals relating to the maintenance or operation of such Aircraft which are owned by Assignor.

                "Aircraft Income" means, with respect to a Transferred Interest, all income, scheduled rental payments, payments in respect of fees due to Assignor or the Owner Trustee and proceeds of such Transferred Interest earned on or after April 1, 1997, but shall not be deemed to include any Lessee Deposit or Reserved Rights associated with such Transferred Interest.

                "Allocable Portion Percentage" means, with respect to any Aircraft, the amount obtained by dividing the Appraised Value of such Aircraft (determined immediately before such Aircraft suffered a Total Loss or such Aircraft is otherwise deleted from this Agreement) by the sum of the Appraised Values of all the Aircraft (determined at the same time).

                "Ancillary Agreements" mean, collectively, the Promissory Note, the Keep Well, the Keep Well Guaranty, the Loan Guaranty, the Security Agreement, the Assignment and Assumption Agreements and all other agreements, instruments, documents and certificates, including, without limitation,


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consents,  assignments,  contracts,  financing  statements and all other written matters whether now or hereafter executed by or on behalf of Assignor or Assignee or any of their respective Affiliates and delivered in connection with this Agreement or the transactions contemplated hereby.

                "Appraised Value" means, with respect to any Aircraft, the most recent semi-annual generic current fair market value of aircraft of the same type, age, gross weight and configuration, including, without limitation, engine type and hushkit status, published by Avitas Aircraft Appraisal Inc. without adjustment for the maintenance "half-time" condition of such Aircraft.

                "Assignee" shall have the meaning assigned to it in the preamble hereof.

                "Assignee Acceptance Notice" shall have the meaning assigned to it in Section 11(c) hereof.

                "Assignee  Indemnitees" shall have the meaning assigned to it in
Section 13(c) hereof.

                "Assignment and Assumption Agreement" shall mean (i) each Assignment and Assumption Agreement (FAA), executed and delivered by Assignor and Assignee at the applicable Effective Time, in form and substance satisfactory to Assignee and Assignor and (ii) each Novation Agreement, executed and delivered by Assignor and Assignee at the applicable Effective Time, in form and substance satisfactory to Assignee and Assignor.

                "Assignor" shall have the meaning assigned to it in the preamble hereof.

                "Assignor  Indemnitees" shall have the meaning assigned to it in
Section 13(d) hereof.

                "Assumed Liabilities" mean, with respect to each Transferred Interest, (i) all of the obligations and liabilities of Assignor relating to the applicable Trust Estate and under the applicable Trust Agreement and all other Operative Agreements relating to such Trust Estate or such Transferred Interest to the extent arising from acts, omissions, events or circumstances occurring or accruing on or after the applicable Effective Time for such Transferred Interest, (ii) all Deposit Liabilities relating to such Transferred Interest and
(iii) all Unfunded Commitments relating to such Transferred Interest.

                "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of California or New York.


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                "CAA" means the United Kingdom Civil Aviation Authority.

                "Cash Account" shall have the meaning assigned to it in Section 4(a) hereof.

                "Citizen of the United States" means Citizen of the United States as defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

                "Claim Notice" shall have the meaning assigned to it in Section 14(a) hereof.

                "Damages" means, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, any and all losses, claims, damages, liabilities, obligations, actions, suits, judgments, settlements, awards, reasonable and documented out-of-pocket costs, expenses and attorneys' fees but shall exclude any consequential, expectancy or speculative Damages or any Damages based on a claim of lost profits or opportunities.

                "Daylight Effective Time" means any Effective Time that occurs on a Business Day during the hours of 9:30 a.m. and 5:00 p.m. EDT, New York City time.

                "Deposit Liabilities" mean, with respect to any Lessee Deposit transferred to Assignee pursuant to this Agreement, all liabilities, obligations and duties owed by Assignor or any Owner Trustee to a Lessee or any assignee of or successor to such Lessee relating to, based on or arising out of such Lessee Deposit, whether known or unknown, contingent or absolute, or arising before, on or after the Effective Time applicable to such Lessee Deposit.

                "Effective Time" means, subject to the final sentence of this definition, each date and time on which any Transferred Interest is delivered by Assignor to Assignee and accepted by Assignee in accordance with the terms of this Agreement as specified in the Assignment and Assumption Agreement with respect to such Transferred Interest. Each Transferred Interest may be delivered by Assignor to Assignee and accepted by Assignee in accordance with the terms hereof and the terms of the applicable Assignment and Assumption Agreement independently of any other Transferred Interest and at different Effective Times. Notwithstanding the foregoing, the Effective Time for each Transferred Interest assigned to Assignee shall be deemed, with respect to the allocation of Aircraft Income as between Assignor and Assignee (but not for any other purpose), to be April 1, 1997.

                "Engine" means each of the engines identified as to manufacturer, type and manufacturer serial number on Schedule 3 hereto together, in each case, with any and all Parts incorporated or installed in or attached



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thereto  as of the  Effective  Time  relating  to such  Engine  (subject  to any pooling, replacement or exchange rights arising under the Operative Agreements relating to such Engine).

                "Escrow Agent" means the escrow agent (and any financial institution that succeeds such escrow agent) pursuant to the terms of the Escrow Agreement.

                "Escrow Agreement" means an Escrow Agreement among Assignor, Assignee and the Escrow Agent, in form and substance satisfactory to each of them.

                "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of the Federal Aviation Administration.

                "Foreign Aircraft" means, collectively, the Aircraft described on Part B of Schedule 1.

                "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

                "Indemnified  Party"  shall have the  meaning  assigned to it in
Section 14(a) hereof.

                "Indemnitor" shall have the meaning assigned to it in Section 14(a) hereof.

                "IRS" means the Internal Revenue Service or any Government Entity succeeding to the functions of the Internal Revenue Service.

                "Keep Well" shall have the meaning assigned to it in Section 7(d) hereof.

                "Keep Well  Guaranty"  shall have the meaning  assigned to it in
Section 7(e) hereof.

                "Leases" mean, collectively, the Leases listed on Schedule 2 attached hereto, as the same may have been amended, supplemented or modified from time to time.



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                "Lessee Deposit" means any security deposit, maintenance reserve or other funds held by Assignor or any Owner Trustee as security for the performance by a Lessee of any of its obligations under a Lease or any of the Operative Agreements relating to such Lease (including any interest or earnings on any such funds which, pursuant to such Lease or such Operative Agreements relating to such Lease, are for the account or the benefit of the Lessee).

                "Lessees" mean, collectively, the Persons listed on Schedule 1 attached hereto.

                "Lien"  means  any  mortgage,   pledge,  lien,  charge,   claim,
encumbrance, lease or security interest affecting the title to or any interest in property.

                "Loan Guaranty" shall have the meaning assigned to it in Section 7(e) hereof.

                "Loss of Title" means, with respect to any Aircraft, the condemnation, confiscation, appropriation or seizure of, or requisition of title to such Aircraft by any Government Entity; provided, however, that requisition of the use of an Aircraft shall not constitute a Loss of Title unless there has also been a requisition of title to such Aircraft by a Governmental Entity.

                "Mop-Up Date" means the seventh (7th) Business Day after the Start Date; provided, however, that if, on the seventh (7th) Business Day after the Start Date, (a) Assignee gives notice to Assignor that an Aircraft which is subject of a Transferred Interest not yet transferred to Assignee (i) is located in a jurisdiction that is unacceptable to Assignee and (ii) cannot be relocated to an acceptable jurisdiction because either (x) such Aircraft is physically unable to be so relocated or (y) the Lessee of such Aircraft has refused to cooperate in relocating or (b) Assignor gives notice to Assignee that it has not yet obtained any approval or consent listed on Schedule 5(b) in respect of any of the Transferred Interests not yet transferred to Assignee, then, in such case, with respect to each such Transferral Interest, "Mop-Up Date" shall mean the earlier of (A) the thirtieth (30th) day following the seventh (7th) Business Day after the Start Date or (B) June 30, 1997.

                "Offering Party" means any Person making a bona fide inquiry, offer or proposal to acquire, directly or indirectly, (a) all or substantially all of the assets subject to the Trust Agreements or (b) all or substantially all of the Transferred Interests or (c) a combination thereof.

                "Operative Agreements" means, collectively, each of the Leases, the Trust Agreements, the tax indemnity agreements and the other agreements listed on Schedule 4 attached hereto, as the same may have been amended,



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supplemented or modified from time to time.

                "Outside Date" shall have the meaning assigned to it in Section 7(g) hereof.

                "Owner Trustee" means each Owner Trustee listed on Schedule 5 attached hereto, not in its individual capacity but solely as owner trustee under the applicable Trust Agreement.

                "Parts" mean, with respect to any Aircraft or any Engine, all appliances, components, parts, instruments, appurtenances, accessories, furnishings, spare parts, seats and other equipment of whatever nature (other than complete engines), incorporated or installed in or attached to any such Aircraft or Engine as of the Effective Time relating to any such Aircraft or Engine (subject to any pooling, replacement or exchange rights arising under the Operative Agreements relating to such Aircraft or Engine).

                "Person"  means  any   Government   Entity,   individual,   sole
proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or other entity.

                "PIMC"  means  Polaris  Investment  Management  Corporation,   a
California corporation.

                "Promissory  Note"  shall  have the  meaning  assigned  to it in
Section 4(a) hereof.

                "Purchase  Price"  shall  have  the  meaning  assigned  to it in
Section 4(a) hereof.

                "Purchase Price Interest" means an amount equal to interest on the "Cash Amount" set forth on Schedule 4(a) hereto (as such Cash Amount may be reduced pursuant to Section 4(c) or Section 4(d)(ii)), calculated for the period from and including April 1, 1997 through but not including the date Assignor receives the Cash Amount pursuant to Section 4(c), at a rate equal to 5.3% per annum.

                "Reserved Rights" mean, with respect to each Transferred Interest, any of the right, title or interest of Assignor in, to or in respect of each and every indemnity or other payment or obligation (whether in the form of rent or otherwise), arising in connection with any claim, cause of action or payment obligation payable to, on behalf or in favor of Assignor, under or pursuant to any Trust Agreement or any other Operative Agreements relating to such Transferred Interest (including, without limitation, any rights or causes



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of action  Assignor may have against any Owner Trustee  pursuant to the terms of
any  Trust  Agreement)  to  the  extent  that  such  indemnities,   payments  or
obligations vested or relate to an act, omission, event or circumstance occurring or accruing prior to the Effective Time for such Transferred Interest other than Aircraft Income, Lessee Deposits or other rights specifically transferred to Assignee pursuant to this Agreement.

                "Security  Agreement"  shall have the meaning  assigned to it in
Section 7(f) hereof.

                "SP Notice" shall have the meaning assigned to it in Section 11(b) hereof.

                "Special CAA Counsel"  shall have the meaning  assigned to it in
Section 7(o) hereof.

                "Special FAA Counsel"  shall have the meaning  assigned to it in
Section 7(o) hereof.

                "Start Date" means the earlier of (i) a date mutually acceptable to Assignor and Assignee or (ii) the sixth (6th) Business Day after which, in the good faith judgement of Assignor, the conditions precedent set forth in
Section 7(g), (k) or (r) are first satisfied with respect to a Transferred Interest.

                "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, membership interest or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                "Superior Proposal" means any bona fide inquiry, offer or proposal which, in the case of an offer or proposal, is made by a Person that, in the good faith judgment of Assignor, is financially capable of consummating such offer or proposal to acquire, directly or indirectly, (a) all or substantially all of the assets subject to the Trust Agreements or (b) all or substantially all of the Transferred Interests or (c) any combination thereof, the terms of which, in the good faith judgment of Assignor, provide aggregate present value consideration to Assignor that is materially better or more advantageous than the aggregate present value consideration provided by the transactions contemplated hereby; provided that in making such judgment Assignor shall have no duty or obligation to seek the advice of any outside advisors or appraisers.



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                "TASL"  means  Triton  Aviation  Services  Limited,   a  Bermuda
corporation.

                "Taxes" mean all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

                "Taxing Authority" means any federal, state or local Government Entity or other taxing authority in the United States, any foreign government or any political sub division or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

                "Threshold  Amount"  shall have the  meaning  assigned  to it in
Section 13(c) hereof.

                "TIL" means Triton Investments Limited, a Bermuda corporation.

                "Third Party  Action"  shall have the meaning  assigned to it in
Section 14(a) hereof.

                "Total Loss" means, with respect to any Aircraft, any of the following events: (a) total loss of such Aircraft or the destruction, damage beyond economic repair or rendition of such Aircraft permanently unfit for normal use for any reason whatsoever; (b) any damage to such Aircraft which results in an insurance settlement with respect to such Aircraft on the basis of a total loss or on the basis of a compromised or constructive total loss; and
(c) Loss of Title.

                "Transfer  Taxes"  shall  have  the  meaning  assigned  to it in
Section 13(a) hereof.

                "Transferred Interests" mean, collectively, all of Assignor's present and future right, title and interest in, to and under the Trust Estate, the Trust Agreements and all other Operative Agreements, all Lessee Deposits, all Aircraft Income and all Foreign Aircraft, but excluding, in each case, the Reserved Rights. The term Transferred Interest followed immediately by a manufacturer's serial number of an Aircraft (e.g., "Transferred Interest 19711") shall mean, in each case, collectively, all of Assignor's present and future right, title and interest in, to and under the Trust Estate, the Trust Agreement and other Operative Agreements, Lessee Deposits and Aircraft Income relating to the Aircraft bearing such manufacturer's serial number.

                "Trust Agreements" mean, collectively, each Trust Agreement listed on Schedule 6 attached hereto, as the same may have been amended, supplemented or modified from time to time.

                "Trust Estate" means, collectively, each Trust Estate as defined in each of the Trust Agreements.

                "Trusts" mean, collectively, each Trust as defined in each of the Trust Agreements.

                "Unfunded Commitment" means, with respect to any Transferred Interest, any unfunded obligations of Assignor or the Owner Trustee to make loans, advances or extensions of credit or to defer or extend the time for payment of rent obligations for the purpose of funding or otherwise financing modifications to the Aircraft to which such Transferred Interest relates or the acquisition of equipment.

                "without special inquiry" means with respect to Assignor, no inquiry other than that conducted in the ordinary course of administering the transactions contemplated by the Operative Agreements and that conducted in the ordinary course of negotiating the transactions contemplated by this Agreement, by any director, officer, employee or agent of Assignor who is actively involved in negotiating the transactions contemplated by this Agreement.

                As used herein, each of "Assignor," "Assignee," "Lessee," "Owner Trustee" or any other Person includes, without prejudice to the provisions of any Operative Agreements, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it.

SECTION 2.      Sale and Assignment

                Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Assignee set forth herein, at each applicable Effective Time, Assignor does hereby sell, assign and transfer to Assignee all of Assignor's present and future right, title and interest in, to and under each Transferred Interest including, without limitation, all of the Assumed Liabilities relating to such Transferred Interest; provided that such sale, assignment and transfer shall be effective only upon the satisfaction or waiver, at or prior to the applicable Effective Time for each such Transferred Interest, of the conditions set forth in Section 7, such satisfaction or waiver to be evidenced by Assignor's acceptance from Assignee of the Assignment and Assumption Agreement for each such Transferred Interest.

SECTION 3.      Purchase and Assumption

                Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Assignor set forth herein, at each applicable Effective Time, Assignee does hereby (i) purchase and accept each Transferred Interest, (ii) assume all of the Assumed Liabilities relating to each such Transferred Interest and (iii) confirm that it shall be deemed a party to each Trust Agreement as of the Effective Time relating, and with respect, to the Transferred Interest referenced in such Trust Agreement, and agrees to be bound by all the terms of each thereof and hereby undertakes and assumes all of the Assumed Liabilities relating to such Transferred Interest; provided, however, that Assignor shall remain liable for the obligations of Assignor relating to Reserved Rights; provided, further, that such purchase, acceptance and assumption shall be effective only upon the satisfaction or waiver, at or prior to the applicable Effective Time for such Transferred Interest, of the conditions set forth in Section 8, such satisfaction or waiver to be evidenced by Assignee's delivery to Assignor of the Assignment and Assumption Agreement for such Transferred Interest. The assumption contemplated hereby, at the applicable Effective Time, as between Assignor and Assignee, shall be deemed to release Assignor from all Assumed Liabilities relating to such Transferred Interest.

SECTION 4.      Purchase Price

                (a)   Payment of Purchase Price

                      The purchase price for the Transferred Interests is as set forth on Schedule 4(a) attached hereto plus the Purchase Price Interest (the "Purchase Price"). The Purchase Price Interest shall be due and payable on the Business Day after the earlier to occur of (i) the last Effective Time to occur hereunder and (ii) the seventh Business Day after the Start Date and shall be paid by Assignee to Assignor by wire transfer of immediately available funds in accordance with the instructions of Assignor. At or prior to the first Effective Time to occur pursuant to the terms hereof, Assignee shall (i) deliver a note to Assignor in substantially the form attached hereto as Exhibit A (the "Promissory Note"), in an amount equal to the amount set forth on Schedule 4(a) as the "Note Amount" and (ii) wire transfer immediately available funds in an amount equal to the amount set forth on Schedule 4(a) as the "Cash Amount" to the Escrow Agent for deposit into the account established pursuant to the Escrow Agreement (the "Cash Account").

                (b)   Transfer of Aircraft Income and Lessee Deposits

                      For each Daylight Effective Time and on the Mop-Up Date, contemporaneously with such Daylight Effective Time or on the Mop-Up Date, and for each Effective Time that does not constitute a Daylight Effective Time or is not deemed to occur on the Mop-Up Date, promptly at the beginning of the next Business Day after such Effective Time, Assignor shall wire transfer immediately available funds to Assignee, at an account designated in writing by Assignee, in an amount equal to the Aircraft Income and Lessee Deposits estimated by Assignor pursuant to Section 4(d)(i) hereof to constitute part of the Transferred Interest transferred (or deemed to be transferred) as of such Effective Time or as of the Mop-Up Date.

                (c)   First Effective Date; Mop-Up Date

                      Each of Assignor  and Assignee  covenants  and agrees that
(i) if each of the conditions precedent in Section 7 (as to Assignor) or Section 8 (as to Assignee) are satisfied or waived by the appropriate party, the first Effective Time will occur on the Start Date and (ii) the Effective Time for each and every Transferred Interest will occur not later than the close of business in New York on the Mop-Up Date. Each of Assignor and Assignee further agrees that at any time after the earlier of (i) the seventh Business Day after the
Start Date and (ii) the last Effective Time to occur pursuant to the terms hereof, (A) Assignor is hereby authorized to withdraw from the Cash Account, an amount equal to the Cash Amount less any reduction of the Cash Amount pursuant to the last sentence of this Section 4(c) or pursuant to Section 4(d)(ii) less one-half of the fees owed to the Escrow Agent and (B) Assignee is hereby authorized to withdraw from the Cash Account all other funds in excess of the amount set forth in clause (A); provided, however, if Assignee withdraws the Cash Amount pursuant to the foregoing clause (i) and there is a subsequent reduction in the Cash Amount pursuant to the last sentence of this Section 4(c), then Assignor shall promptly return to Assignee an amount equal to such subsequent reduction plus interest at the rate of 5.3% per annum from the withdrawal date through the date of repayment to Assignee. On the Mop-Up Date, so long as (i) the conditions precedent set forth in Section 7 hereof (other than with respect to the location of the Aircraft) shall have been satisfied or waived by Assignor, Assignor shall be obligated to deliver, with respect to each Transferred Interest that has not been assigned previously to Assignee (including any Transferred Interest which has not been transferred previously because the Aircraft relating to such Transferred Interest has been the subject of a Loss of Title but as to which such Loss of Title has been cured or otherwise corrected on or prior to the Mop-Up Date), Assignment and Assumption Agreements, the evidence of authorization described in Section 8(e)(iv), any consents referred to in Section 5.1(b), the opinions described in Section 8(i) and any other instruments or documents as Assignee or its counsel shall reasonably request and (ii) the conditions precedent set forth in Section 8 hereof (other than with respect to the location of the Aircraft) shall have been satisfied or waived by Assignee, Assignee shall be obligated to deliver, with respect to each Transferred Interest that has not been assigned previously to Assignee (including any Transferred Interest which has not been transferred previously because the Aircraft relating to such Transferred Interest has been the subject of a Loss of Title but as to which such Loss of Title has been cured or otherwise corrected on or prior to the Mop-Up Date), Assignment and Assumption Agreements, the evidence of authorization described in Section 7(j)(v), any consents referred to in Section 6.1(b), the opinions described in
Section 7(n) and any other instruments or documents as Assignor or its counsel shall reasonably request. If on the Mop-Up Date any of the conditions precedent set forth in Section 7 or Section 8 hereof (other than with respect to the location of the Aircraft) are not satisfied or waived by the applicable party with respect to any Transferred Interest, any Aircraft which is subject of such Transferred Interest will no longer be the subject of this Agreement and this Agreement will be deemed to be reformed to delete all references to such Aircraft and such Transferred Interest and the Purchase Price will be reduced in an amount equal to the Allocable Portion Percentage for such Aircraft and each of the Note Amount and the Cash Amount as set forth on Schedule 4(a) hereof will be adjusted on a pro rata basis.

                (d)   Settlement of Aircraft Income and Lessee Deposits

                      (i) Prior to assignment of a Transferred Interest to Assignee here under, Assignor shall estimate the Aircraft Income and any Lessee Deposits that have been received by Assignor or the Owner Trustee relating to such Transferred Interest as of the applicable Effective Time for such Transferred Interest. Because the actual amount of the Aircraft Income and any Lessee Deposits relating to a Transferred Interest and received by Assignor or such Owner Trustee will not be readily determinable until after the applicable Effective Time, a final calculation cannot be made on that date. Therefore, within fifteen (15) Business Days after the end of the month in which such Effective Time occurs, Assignor shall provide Assignee with such final calculation (in reasonable detail) of Aircraft Income and any Lessee Deposits that have been received by Assignor or the Owner Trustee relating to such Transferred Interest. To the extent the calculation indicates that the amounts transferred by Assignor pursuant to Section 4(b) hereof with respect to such Transferred Interest were in excess of the actual Aircraft Income and any Lessee Deposits received by Assignor or the Owner Trustee relating to such Transferred Interest, Assignee shall promptly pay the amount of such excess to Assignor (plus interest on such amount at the rate of 5.3% per annum from the applicable date of payment to Assignee to the date of repayment to Assignor). To the extent the calculation indicates that the amounts transferred by Assignor pursuant to
Section 4(b) hereof with respect to such Transferred Interest were less than the actual Aircraft Income and any Lessee Deposits received by Assignor or the Owner Trustee relating to such Transferred Interest, Assignor shall promptly pay the amount of such deficiency to Assignee (plus interest on such amount at the rate of 5.3% per annum from the Business Day following the applicable Effective Time to the date of payment to Assignee). An adjustment to the Purchase Price for Aircraft Income under this Section 4(d)(i) shall be treated by the parties as a purchase price adjustment for all income tax purposes.

                      (ii) If at any time prior to the last Effective Time to occur pursuant to the terms hereof, any Aircraft which is subject of a Transferred Interest not yet transferred by Assignor to Assignee suffers a Total Loss, such Aircraft will no longer be the subject of this Agreement and this Agreement will be deemed to be reformed to delete all references to such Aircraft and the related Transferred Interests; provided, however, that with respect to any such Aircraft, if such Total Loss is due to a Loss of Title and if Assignor cures or otherwise corrects such Loss of Title by regaining or recovering the use thereof or title thereto on or prior to the Mop-Up Date, such Aircraft will be deemed to be reinstated and once more subject to this Agreement and this Agreement will be deemed to be reformed to include all previously deleted references to such Aircraft and the related Transferred Interests. Contemporaneously with the removal of any Aircraft from the terms of this Agreement, the Purchase Price will be reduced in an amount equal to the Allocable Portion Percentage for such Aircraft and each of the Note Amount and the Cash Amount as set forth on Schedule 4(a) hereof will be adjusted on a pro rata basis. Contemporaneously with the reinstatement of an Aircraft into this Agreement, the Purchase Price will be increased in an amount equal to the Allocable Portion Percentage for such Aircraft and each of the Note Amount and the Cash Amount as set forth on Schedule 4(a) hereof will be adjusted on a pro rata basis. If at any time prior to the last Effective Time to occur pursuant to the terms hereof, any Aircraft which is subject of a Transferred Interest not yet transferred by Assignor to Assignee suffers any property damage or loss not constituting a Total Loss and such property damage or loss is not cured or corrected prior to the time when such Transferred Interest is transferred (or deemed to be transferred) by Assignor to Assignee, Assignor shall pay to Assignee any insurance proceeds received by Assignor with respect to such property damage or loss promptly after receipt by Assignor of such insurance proceeds; provided, however, that Assignor shall not enter into any settlement of any insurance claim without the prior written consent of Assignee, which consent may not be unreasonably withheld.

SECTION 5. Representations and Warranties of Assignor; Limitation of Warranty; Covenant with Respect to Pre-Closing Actions

                5.1 Representations and Warranties of Assignor. As of the date hereof and as of each Effective Time with respect to the Transferred Interest being transferred at such Effective Time, Assignor makes the following representations and warranties to Assignee:

                (a)   Partnership Organization, Etc.

                      Assignor (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California,
(ii) is a Citizen of the United States and (iii) has the requisite partnership power and authority to carry on its business as presently conducted, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party.

                (b)   Due Authorization; Non-Contravention

                      The execution and delivery by Assignor of this Agreement and each of the Ancillary Agreements to which it is a party, and the performance by Assignor of its obligations hereunder and thereunder, (i) have been duly authorized by all necessary partnership action on the part of Assignor, (ii) do not require any partnership approval, or approval or consent of any trustee or holder of any indebtedness or obligations of Assignor not already obtained,
(iii) do not contravene any law, governmental rule, regulation, judgment or order applicable to or binding on Assignor, or the limited partnership agreement of Assignor or contravene the provisions of, or constitute a default under or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate or any other Transferred Interest under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Assignor is a party or by which Assignor is bound and (iv) except as set forth on Schedule 5(b) attached hereto, do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency or any other Person, except those already obtained.

                (c)   Due Execution and Delivery; Enforceability

                      This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered and are enforceable against Assignor in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Agreement or any such Ancillary Agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                (d)   Event of Default

                      Except as set forth on Schedule 5(d), no claims have been made by or at the direction of Assignor that remain unresolved under any of the Operative Agreements, and to the actual knowledge of Assignor, without special inquiry, no basis for such claims exists (excluding in all cases claims for reimbursement of fees, costs and expenses which are either immaterial or incurred in the ordinary course). Except as set forth on Schedule 5(d), to the actual knowledge of Assignor, without special inquiry, (i) no disputes exist among any of the parties to the Operative Agreements concerning the rights or obligations of such parties thereunder, (ii) there exists no default or event of default under any Leases, any Trust Agreement or any other Operative Agreement attributable to any act or omission of Assignor, (iii) Assignor is not in default under any of the Operative Agreements, (iv) no default under any Operative Agreement has occurred and is continuing as a result of any action taken by the Owner Trustee in accordance with any express instruction by Assignor and (v) there has been no assertion by any Lessee of any default on the part of Assignor or the Owner Trustee under any Operative Agreement.

                (e)   Total Loss

                      To the actual knowledge of Assignor, without special inquiry, none of the Aircraft are the subject of any Total Loss.

                (f)   Taxes

                      (i) All tax returns and reports required to be filed by or on behalf of each Owner Trustee (solely in its capacity as Owner Trustee and not in its individual capacity), and all federal income tax returns required to be filed by or on behalf of Assignor on or before the Effective Time have been timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns were required to be filed and all taxes shown due on such tax returns have been paid in full; and

                      (ii) No claims have been made by or on behalf of Assignor or any other Person in respect of any obligation under the Operative Agreements to indemnify any Owner Trustee or Assignor for or with respect to Taxes, and Assignor has no present intention of making any such claim (other than possible claims for state, local and foreign Taxes or foreign tax credits arising from the use or operation of the Aircraft by the applicable Lessee or any sublessee prior to the applicable Effective Time).

                (g)   Litigation

                      Except as set forth on Schedule 5(g) hereof, there are no legal or governmental actions, suits or proceedings pending or, to the actual knowledge of Assignor, threatened against Assignor before any court, administrative agency or tribunal which, if determined adversely to Assignor, would materially adversely affect the ability of Assignor to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

                (h)   Encumbrances

                      Except as set forth on Schedule 5(h) hereof, Assignor is the sole legal and beneficial owner of (i) each of the Transferred Interests (other than the Foreign Aircraft), free and clear of all Liens and, except as set forth on Schedule 5(b), transfer restrictions and (ii) each of the Foreign Aircraft, free and clear of all Liens and, except as set forth on Schedule 5(b), transfer restrictions other than (A) Liens that are permitted by the terms of the leases relating to such Foreign Aircraft and (B) the rights of the Lessee with respect to such Foreign Aircraft. Except as set forth on Schedule 5(h) hereof, each Owner Trustee is the sole legal owner of each Trust Estate for which such Owner Trustee is owner trustee pursuant to the applicable Trust Agreement, free and clear of all Liens and, except as set forth on Schedule 5(b), transfer restrictions other than Liens permitted by and transfer restrictions contained in the Operative Agreements relating to such Trust Estate. Except as otherwise provided in the Operative Agreements, Assignor has not previously sold, assigned, encumbered, transferred or conveyed, and other than as provided in this Agreement, has no obligation to sell, assign, encumber, transfer or convey, any of its right, title or interest in, to or under the Transferred Interests to any Person.

                (i)   Brokers' Fees

                      Assignor is not liable for the fees of any broker or Person acting on Assignor's behalf in connection with the transactions contemplated hereby or by any of the Ancillary Agreements to which it is a party.

                (j)   Operative Agreements

                      Except as set forth on Schedule 5(j), Assignor has provided Assignee with true and complete originals of each of the Leases and the Trust Agreements and with true and complete copies of each of the other Operative Agreements and all amendments and supplements thereto as set forth on Schedules 2, 4 and 6 hereto, which represent, collectively, all of the agreements, instruments and documents among Assignor and the parties to the Operative Agreements with respect to the Transferred Interests and no other agreements, instruments or documents, among Assignor and the parties to the Operative Agreements, with respect to the Transferred Interests exist.

                (k)   Title to Transferred Interests

                      Upon execution and delivery to Assignee of each of the Assignment and Assumption Agreements and the consummation of the transactions contemplated hereunder and thereunder, Assignee will acquire legal title to the Transferred Interests, free and clear of all Liens and transfer restrictions other than as set forth on Schedule 5(h).

                (l)  Unfunded Commitments

                      Except as set forth on Schedule 7 hereof, there are no Unfunded Commitments in respect of any Aircraft.

                5.2 Supplements to Schedules; Post-Signing Information. Assignor may supplement or amend Schedules 5(d), 5(g) and 5(h) to this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or would otherwise have been inconsistent with its representations herein.

                5.3 Limitation of Warranty. Assignor's representations and warranties are limited as set forth below:

                (a) THE AIRCRAFT, EACH ENGINE AND EACH PART THAT CONSTITUTE A PORTION OF ANY TRANSFERRED INTEREST IS BEING TRANSFERRED AND DELIVERED TO ASSIGNEE "AS IS" AND "WHERE IS," AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 HEREOF, WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF ASSIGNOR, EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE; AND

                (b) WITHOUT LIMITING THE GENERALITY OF THE FORE GOING, ASSIGNOR SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM (i) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (ii) ANY IMPLIED WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK, DESIGN OR OTHER PROPRIETARY RIGHT, (iii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF
                      TRADE, AND (iv) EXCEPT AS EXPRESSLY SET FORTH IN
                      SECTION 13(c) HEREOF, ANY OBLIGATION OR LIABILITY OF ASSIGNOR ARISING IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF ASSIGNOR,
                      ACTUAL OR IMPLIED, OR IN STRICT LIABILITY,
                      INCLUDING ANY OBLIGATION OR LIABILITY FOR LOSS
                      OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT OR ENGINE OR PART OR FOR ANY LIABILITY OF ASSIGNOR TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER.

        5.4 Actions with Respect to Transferred Interests. From the date this Agreement is executed and delivered by Assignor to Assignee to the earlier to occur of (i) the termination of this Agreement pursuant to Section 15 hereof or
(ii) the Effective Time with respect to a Transferred Interest, except as otherwise expressly required or permitted by this Agreement, Assignor shall not and shall not direct the Owner Trustee to, without the prior written consent of
Assignee:

                (a) enter into or materially modify any agreement, contract or commitment which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of modifications and amendments, pertains to an agreement, contract, commitment or arrangement which is presently listed) on Schedule 2, 4, 7 or 8 of this Agreement or waive any default or event of default under any Operative Agreement; or

                (b)   mortgage,   pledge  or  otherwise   encumber  any  of  the
Transferred Interests or any Aircraft which is part of a Trust Estate; or

                (c) sell, lease, transfer or otherwise dispose of any of the Transferred Interests or any Aircraft which is a part of a Trust Estate; or

                (d) enter into an agreement or arrangement to do any of the above.


SECTION 6.      Representations and Warranties of Assignee; Access Covenant

                6.1 Representations and Warranties of Assignee. As of the date hereof and as of each Effective Time with respect to the Transferred Interest being transferred at such Effective Time, Assignee makes the following representations and warranties to Assignor:

                (a)   LLC Organization, Etc.

                      Assignee (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and (ii) has the requisite power and authority to carry on its business as presently conducted and as proposed to be conducted after the date of this Agreement, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement, each of the Ancillary Agreements to which it is a party, each of the Trust Agreements and each of the other Operative Agreements.

                (b)   Due Authorization; Non-Contravention

                      The execution and delivery by Assignee of this Agreement and each of the Ancillary Agreements to which it is a party, and the performance by Assignee of its obligations hereunder, thereunder and under the Trust Agreements and the other Operative Agreements (i) have been duly authorized by all necessary action on the part of Assignee, (ii) do not require any member approval or any approval or consent of any trustee or holder of any indebtedness or obligations of Assignee except those already obtained, (iii) do not contravene any provision of the Act or any other law, governmental rule, regulation, judgment or order applicable to or binding on Assignee, or the organizational documents of Assignee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Assignee is a party or by which Assignee is bound and (iv) except as set forth on Schedule 6(b) attached hereto, do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency or any other Person, except those already obtained.

                (c)   Due Execution and Delivery; Enforceability

                      This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered and are enforceable against Assignee in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Agreement or any such Ancillary Agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                (d)   Litigation

                      There are no legal or governmental actions, suits or proceedings pending or, to the actual knowledge of Assignee, threatened against Assignee before any court, administrative agency or tribunal which, if determined adversely to Assignee, would materially adversely affect the ability of Assignee to perform its obligations under this Agreement, any of the Ancillary Agreements, the Trust Agreements or the other Operative Agreements.

                (e)   Compliance with Operative Agreements

                      Prior to the Effective  Time for a  Transferred  Interest,
Assignee will have complied with and satisfied all of the conditions, requirements and other obligations imposed on Assignee pursuant to each of the Leases, Trust Agreements and other Operative Agreements which have not been waived by the party entitled to require compliance with such conditions, requirements or other obligations in order to effect a permitted binding transfer of the Transferred Interests to Assignee.

                (f)   Non-Airline

                      Assignee is not a commercial air carrier or Affiliate thereof that is in direct competition with any Lessee.

                (g)   Brokers' Fees

                      Assignee is not liable for the fees of any broker or Person acting as a broker on Assignee's behalf in connection with the transactions contemplated hereby.

                (h)   Acquisition For Own Account

                      The Transferred Interests are being acquired by Assignee for its own account, for investment and not with a view to any resale or distribution thereof. Assignee acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning the transfer of the Transferred Interests including, without limitation, access to the Leases, the Trust Agreements and the other Operative Agreements and an opportunity to inspect the Aircraft.

                6.2 Access Covenant. Assignee agrees that it shall use its best efforts to retain the Operative Agreements with respect to each of the Transferred Interests transferred to it hereunder in perpetuity; provided, however, that Assignee shall have the right to (a) transfer any Operative Agreements relating to a Transferred Interest or Aircraft to the purchaser of such Transferred Interest or Aircraft, as the case may be, subject to such purchaser's agreement to retain such Operative Agreements and to permit Assignor and its agents and representatives access to such Operative Agreements for the remaining term of the Promissory Note and (b) dispose of or destroy any such Operative Agreements at any time which is after payment in full and discharge of the Promissory Note. Assignee will allow or will cause Assignor and its agents and representatives to be allowed access, during regular business hours at the offices of Assignee, to all of the Operative Agreements and to any Persons having possession of or information relating to the Operative Agreements.


SECTION 7.      Conditions Precedent to the Obligations of Assignor

                The obligation of Assignor to sell and assign any Transferred Interest to Assignee is subject to the satisfaction of the following conditions with respect to such Transferred Interest:

                (a)   Purchase Price

                      Assignee shall have paid the Purchase Price in the manner specified in Section 4.

                (b)   Affidavit of Limited Control by a Non-U.S. Citizen

                      Not later than the first Effective Time, an affidavit shall have been duly authorized, executed, notarized and delivered by Owner Trustee to FAA Counsel in form suitable for filing with the FAA pursuant to the Act certifying that (i) contemporaneously with the Effective Time with respect to each Transferred Interest, the Trust Agreement with respect thereto shall have been amended to include limitations on the voting rights of Assignee thereunder and (ii) Owner Trustee is a Citizen of the United States pursuant to the Act.

                (c)   Escrow Agreement

                      Assignor shall have received a copy of the Escrow Agreement, dated as of a date not later than the first Effective Time to occur under this Agreement which shall have been executed and delivered by Assignee, Assignor and the Escrow Agent.

                (d)   TASL "Keep Well" Agreement

                      Assignor shall have received a copy of the Keep Well Agreement, dated as of a date not later than the first Effective Time to occur under this Agreement which shall have been executed and delivered by Assignee and TASL, in substantially the form attached hereto as Exhibit B (the "Keep Well").

                (e)   TIL Keep Well Guaranty and Loan Guaranty

                      Assignor shall have received an original counterpart of the Keep Well Guaranty and the Loan Guaranty, each dated as of a date not later than the first Effective Time to occur under this Agreement, each of which shall have been executed and delivered by TIL, in substantially the form attached hereto as Exhibit C-1 (the "Keep Well Guaranty") or C-2 (the "Loan Guaranty"), as applicable.

                (f)   Assignee Security Agreement

                      Assignor shall have received an original counterpart of the Pledge and Security Agreement, dated as of a date not later than the first Effective Time, which shall have been executed and delivered by Assignee, TASL and each member of Assignee in substantially the form attached hereto as Exhibit D (the "Security Agreement") together with evidence that all other actions necessary or, in the opinion of Assignor, desirable to perfect and protect the security interests and liens created by the Security Agreement have been taken including, without limitation, the filing of financing statements against Assignee, TASL and each member of Assignee.

                (g)   Approvals and Consents

                      All approvals, consents and other items listed on Schedule 5(b) shall have been obtained, satisfactory to Assignor in all respects, as determined by Assignor in its sole discretion and any authorizations which may be required for the valid consummation by Assignor and Assignee of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been obtained (including, but not limited to, the expiration of any applicable waiting period thereunder).

                (h)   Due Authorization, Execution and Delivery

                      This Agreement, the Assignment and Assumption Agreement and any other Ancillary Agreements with respect to such Transferred Interest shall have been duly authorized, executed and delivered by Assignee.

                (i)   Representations and Warranties

                      The representations and warranties of Assignee contained herein shall be true and correct in all material respects as of the applicable Effective Time with the same force and effect as though such representations and warranties had been made on and as of such Effective Time.

                (j)   Organizational and Authorization Matters

                      Assignor shall have received:

                             (i)  Resolutions of the boards of directors of each
of TASL, TIL, each member of Assignee that is not a natural person and of the manager of Assignee, certified by the respective Secretary or Assistant Secretary thereof, as of the date of this Agreement, to be duly adopted and in full force and effect on such date, authorizing (a) the consummation of each of the transactions contemplated by this Agreement and each of the Ancillary Agreements and (b) specific officers or representatives of TASL, TIL and Assignee to execute and deliver this Agreement and the Ancillary Agreements to which any of them is a party.

                             (ii)  Governmental  certificates,  dated  the  most
recent practicable date prior to the date of this Agreement with telegram updates where available, showing that each of Assignee, TASL, TIL and each member of Assignee that is not a natural person is organized and in good standing in the jurisdiction of its organization and that each of Assignee, TASL, TIL and each member of Assignee that is not a natural person is qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification.

                             (iii) A copy of (a) the  certificate  of  formation
and all amendments thereto of Assignee and the articles of incorporation and all amendments thereto of each of TASL, TIL and each member of Assignee that is not a natural person, each certified as of a recent date by the Secretary of State of the jurisdiction of its organization, (b) the bylaws of each of TASL, TIL and each member of Assignee that is not a natural person certified by the Secretary or Assistant Secretary thereof as true and correct as of the date of this Agreement and (c) the operating agreement of Assignee (which shall include provisions that are substantially in the form attached hereto as Exhibit E) and the articles of incorporation and all amendments thereto of each of TASL, TIL and each member of Assignee that is not a natural person, certified by its manager as true and correct on the date of this Agreement (with tax allocation and cash distribution provisions deleted).

                             (iv)  Certificates of the Secretary or an Assistant
Secretary of each of TASL, TIL and each member of Assignee that is not a natural person and of the manager of Assignee, as to the incumbency and signatures of the representatives thereof executing this Agreement or any of the Ancillary Agreements to which any of them is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                             (v) As of each Effective Time, a certificate of the
Secretary, an Assistant Secretary or an Attesting Secretary of each of TASL, TIL, each member of Assignee that is not a natural person and the manager of Assignee certifying that the certificates delivered in accordance with clauses
(i), (ii), (iii) and (iv) above are true and correct as of such Effective Time.

                (k)   Illegality; No Proceedings

                      At the applicable Effective Time, the performance of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Assignor, violate, and shall not subject Assignor to any penalty or liability under, any law, rule or regulation binding upon Assignor. At the applicable Effective Time, no legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

                (l)   No Total Loss

                      At the applicable Effective Time, there shall not exist a Total Loss with respect to the Aircraft related to such Transferred Interest.

                (m)   Opinions

                      Assignor shall have received an opinion reasonably satisfactory to Assignor, dated as of the first Effective Time from Manwell & Milton, counsel to Assignee, each member of Assignee, TASL and TIL with respect to such matters and to such effect as Assignor shall reasonably request. Assignor shall also have received, with respect to each Transferred Interest, at the applicable Effective Time for such Transferred Interest, an opinion from (i) Manwell & Milton, counsel to Assignee and (ii) Crowe & Dunlevy, special FAA counsel ("Special FAA Counsel") or Theodore Goddard ("Special CAA Counsel") or in each case with respect to such matters relating to such Transferred Interest and to such effect as Assignor shall reasonably request.

                (n)   Location of Aircraft

                      Subject to Section 4(c) hereof, the location of the Aircraft relating to each Transferred Interest shall be acceptable to Assignor at the applicable Effective Time for such Transferred Interest.

                (o)   TIL Balance Sheets

                      Assignor shall have received an audited balance sheet of TIL as of December 31, 1996 reflecting a consolidated net worth, net of minority interests, of at least $150,000,000.

                (p)   Other Instruments and Documents; Additional Information

                      Assignor shall have received such other instruments and documents as Assignor or its counsel shall reasonably request. Assignor shall have received such other documents and evidence with respect to Assignee as Assignor may reasonably request in order to establish the authority of Assignee to consummate the transactions contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement, the taking of all appropriate action in connection therewith and compliance with the conditions set forth in this Agreement.

                (q)   Outside Date

                      Except as otherwise agreed by the parties hereto, all of the foregoing conditions shall have been satisfied or waived on or before 5:00 p.m. E.D.T. on June 30, 1997 (the "Outside Date").

                (r)   No Pending Superior Proposal

                      Assignor shall not have received and have accepted or be considering any Superior Proposal with respect to such Transferred Interest in accordance with Section 11 hereof.


SECTION 8.      Conditions Precedent to the Obligations of Assignee

                The obligation of Assignee to purchase any Transferred Interest from Assignor and assume the obligations related thereto at the applicable Effective Time is subject to the satisfaction of the following conditions:

                (a)   Leases and Trust Agreements

                      The Lease and Trust Agreement and, as applicable, each other Operative Agreement with respect to such Transferred Interest shall be in full force and effect.

                (b)   Due Authorization, Execution and Delivery

                      This Agreement, the Assignment and Assumption Agreement and any of the other Ancillary Agreements with respect to such Transferred Interest to which Assignor is a party shall have been duly authorized, executed and delivered by Assignor.

                (c)   Representations and Warranties

                      The representations and warranties of Assignor contained herein shall be true and correct in all material respects as of the Effective Time with the same force and effect as though such representations and warranties had been made on and as of such Effective Time.

                (d)   Schedules

                      Schedule 5(d) shall not have been supplemented or amended by Assignor to include a default or event of default caused by the filing by the Lessee of the Aircraft that is the subject of such Transferred Interest for protection from its creditors.

                (e)   Partnership Authorization Matters

                      Assignee shall have received:

                      (i) Resolutions of the board of directors of PIMC, general partner of Assignor, certified by the Secretary or Assistant Secretary thereof, as of the date of this Agreement, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Assignor is a party and (ii) specific officers or representatives to execute and deliver this Agreement and the Ancillary Agreements to which Assignor is a party.

                      (ii) A copy of the certificate of limited partnership and all amendments thereto of Assignor, certified as of a recent date by the Secretary of State of the jurisdiction of its organization and a copy of the agreement of limited partnership, as amended, certified by an officer of the general partner.

                      (iii) Certificates of the Secretary or an Assistant Secretary of PIMC, certified by the Secretary or Assistant Secretary thereof, as to the incumbency and signatures of the representatives thereof executing this Agreement or any of the Ancillary Agreements to which Assignor is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                      (iv) As of each Effective Time, a certificate of the Secretary or an Assistant Secretary of PIMC certifying that the certificates delivered in accordance with clauses (i), (ii) and (iii) above are true and correct with respect to such Transferred Interest being conveyed as of the applicable Effective Time.

                (f)   Illegality; No Proceedings

                      At the applicable Effective Time, the performance of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Assignee, violate, and shall not subject Assignee to any penalty or liability under, any law, rule or regulation binding upon Assignee. At the applicable Effective Time, no legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

                (g)   Approvals and Consents

                      All  approvals  and  consents  and other  items  listed on
Schedule 5(b) shall have been obtained.

                (h)   No Total Loss

                      At the applicable Effective Time, there shall not exist a Total Loss with respect to the Aircraft related to such Transferred Interest.

                (i)   Opinions

                      Assignee shall have received opinions reasonably satisfactory to Assignee, dated as of the first Effective Time from (i) Haight, Gardner, Poor & Havens, California counsel to Assignor, with respect to due organization and good standing and (ii) Weil, Gotshal & Manges LLP, counsel to Assignor, that the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not conflict with or violate any federal law or regulation (other than federal securities laws, the Hart-Scott Rodino Act or any federal laws or regulations relating to the Federal Aviation Administration or civil or commercial aviation). Assignee shall also have received, with respect to each Transferred Interest, at the applicable Effective Time for such Transferred Interest, an opinion from (i) Haight, Gardner, Poor & Havens, California counsel to Assignor and (ii) Special FAA Counsel or Special CAA Counsel, as applicable, in each case with respect to such matters relating to such Transferred Interest and to such effect as Assignee shall reasonably request.

                (j)   Location of Aircraft

                      Subject to Section 4(c) hereof, the location of the Aircraft relating to each Transferred Interest shall be acceptable to Assignee at the applicable Effective Time for such Transferred Interest.

                (k)   Other Instruments and Documents; Additional Information

                      Assignee shall have received such other instruments and documents as Assignee or its counsel shall reasonably request. Assignee shall have received such other documents and evidence with respect to Assignor as Assignee may reasonably request in order to establish the authority of Assignor to consummate the transactions contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement, the taking of all appropriate partnership action in connection therewith and compliance with the conditions set forth in this Agreement.

                (l)   Outside Date

                      Except as otherwise agreed by the parties hereto, all of the foregoing conditions shall have been satisfied or waived on or before 5:00 p.m. E.D.T. on the Outside Date.


SECTION 9.      Payments

                To the extent not transferred in accordance with Section 4, Assignor hereby covenants and agrees to pay over to Assignee, no later than five
(5) Business Days after receipt by Assignor from and after the applicable Effective Time, any Aircraft Income or Lessee Deposits paid to or for the benefit of Assignor that constitute a Transferred Interest earlier transferred to Assignee hereunder (including any amounts payable as interest in respect thereof), and until so paid over, any Aircraft Income or Lessee Deposits received by Assignor in respect of any such Transferred Interest shall be received and held by Assignor in trust for Assignee. Assignee hereby covenants and agrees to pay over to Assignor, no later than five (5) Business Days after receipt by Assignee from and after the applicable Effective Time, any amounts paid to or for the benefit of Assignee that constitute Reserved Rights which relate to a Transferred Interest earlier transferred (including any amounts payable as interest in respect thereof), and until so paid over any such amounts received by Assignee shall be received and held by Assignee in trust for Assignor.


SECTION 10.     Certain Notices

                Assignor hereby covenants and agrees promptly to forward to Assignee any notice Assignor receives from any party to any of the Operative Agreements (other than Assignee) relating to any of the Transferred Interests. Assignee hereby covenants and agrees promptly to forward to Assignor any notice Assignee receives from any party to any of the Operative Agreements (other than Assignor) pursuant to and in accordance with this Agreement, the Assignment and Assumption Agreement, the Trust Agreements or any other Operative Agreement related to the Reserved Rights. Assignor hereby covenants and agrees to notify Assignee of any Reserved Right, describing the circumstances of such Reserved Right in reasonable detail, promptly after Assignor has actual knowledge of facts or circumstances giving rise to a Reserved Right and that such facts and circumstances constitute a Reserved Right.

SECTION 11.     Superior Proposal

                (a) Each party agrees and acknowledges that from and after the date hereof until the close of business on April 28, 1997, if Assignor receives a Superior Proposal, Assignor may (i) furnish any information requested by the Offering Party with respect to such Superior Proposal (other than the contents of this Agreement or any Ancillary Agreement), (ii) participate in negotiations with such Offering Party regarding such Superior Proposal or (iii) enter into one or more letters of intent, term sheets or agreements with respect to any Superior Proposals; provided, however, that if Assignor proposes to take any of the actions specified in clause (iii) hereof, Assignor shall give Assignee prior written notice setting forth Assignor's proposed actions.

                (b) Not later than the close of business on May 12, 1997, Assignor shall require each Offering Party with whom it is still engaged in discussions to submit a final binding offer, subject only to acceptance by Assignor. Not later than the close of business on May 16, 1997, Assignor shall
(i) determine whether any such offer constitutes a Superior Proposal, (ii) if there is more than one Superior Proposal, select which Superior Proposal Assignor intends to accept and (iii) provide written notice to Assignee setting forth all the material terms and conditions of such selected Superior Proposal ("SP Notice").

                (c) After receipt of the SP Notice, Assignee shall have five (5) days to notify Assignor of its agreement to modify this Agreement and any Ancillary Agreement as necessary to acquire the Transferred Interests at the same price and under the same terms and conditions as set forth in the SP Notice ("Assignee Acceptance Notice"); provided further, however, if under the terms set forth in the SP Notice Assignor is proposing to accept property (other than cash or promissory notes), Assignee shall have the right to substitute cash in an amount equal to the value of such other property.

                (d) If Assignor does not give an SP Notice to Assignee on or before May 16, 1997, or if Assignee gives an Assignee Acceptance Notice to Assignor in accordance with subsection (c) hereof, neither Assignor nor Assignee shall thereafter have any right to terminate this Agreement pursuant to Section 15(c).


SECTION 12.     Further Assurances

                Each party agrees, upon the reasonable request of the other party at any time and from time to time, promptly to execute and deliver all such further documents and promptly to take and forbear from all such action as may be reasonably necessary or appropriate in order to more effectively confirm or carry out the provisions of this Agreement or any of the Ancillary Agreements, including, without limitation, the filing of any Assignment and

Assumption Agreement with the FAA pursuant to the Act or the CAA. The parties agree that the transactions are fully effective as of the applicable Effective Time and that they will treat the transactions as such for all purposes and acknowledge that any filings with the FAA or the CAA are merely ministerial in nature.


SECTION 13.     Taxes and Indemnities

                (a)   Transfer Taxes

                      Assignee hereby covenants and agrees to pay (and indemnify and hold Assignor harmless on an After-Tax Basis for) any and all registration, document or filing fees and any and all sales taxes, use taxes and similar transfer taxes (including, without limitation, any charges, such as gross receipts taxes (but excluding any taxes in the nature of any income tax) in lieu thereof) (collectively, "Transfer Taxes"), that may be imposed in connection with the sale, assignment and transfer of any Transferred Interests including, without limitation, any penalties, fines or interest thereon and those Transfer Taxes relating to the transfer of rights and other interests in and to, and the act of assuming duties, liabilities and obligations in, to and under this Agreement, the Assignment and Assumption Agreements, the Transferred Interests, the Aircraft and the Operative Agreements together with all reasonable and documented out-of-pocket costs, expenses and attorney's fees incurred in connection therewith. Assignor hereby agrees to perform such acts, including, without limitation, attending the closing of the transactions contemplated hereby at a site or sites selected by Assignee, and executing such documents as may be reasonably necessary to minimize Transfer Taxes. The parties further agree to furnish each other with such documents and certificates as they may reasonably request in connection with any claims for exemption from the payment of Transfer Taxes.

                (b)   Notice of IRS Reports

                      (i) Assignor shall promptly notify Assignee of receipt from the IRS of any written proposed or final revenue agent's report, 30-day letter or notice of deficiency in which an adjustment is proposed to the federal income taxes of Assignor for which any of the Lessees would be required to indemnify Assignor under any Operative Agreement and, thereafter, shall upon request keep Assignee apprised at least monthly of the progress of any protest or proceeding in respect of such adjustment.

                      (ii) Assignee shall promptly notify Assignor of receipt from the IRS of any written proposed or final revenue agent's report, 30-day letter or notice of deficiency in which an adjustment is proposed to the federal income taxes of Assignee for which any of the Lessees would be required to indemnify Assignee under any Operative Agreement and, thereafter, shall upon request keep Assignor apprised at least monthly of the progress of any protest or proceeding in respect of such adjustment.

                (c)   Assignor's Indemnity

                      Assignor hereby covenants and agrees upon demand of Assignee to pay and assume liability for, and indemnify, protect, defend, save and keep harmless Assignee and each of its Affiliates and in each such case their respective directors, officers, employees and agents (the "Assignee Indemnitees"), on an After-Tax Basis, from and against any and all Damages which may at any time or from time to time be imposed upon, incurred by or asserted against any of the Assignee Indemnitees in any way relating directly or indirectly to, or arising out of, (i) any inaccuracy or breach of any representation or warranty made by Assignor under this Agreement or any Ancillary Agreement to which it is a party, (ii) the ownership, leasing, use or operation of any Transferred Interest prior to the Effective Time applicable to such Transferred Interest including, without limitation, any obligations relating to the Trust Estate or any of the Operative Agreements relating to such Transferred Interest which arise from acts, omissions, events or circumstances occurring or accruing prior to the Effective Time with respect to such
Transferred Interest but not including any Assumed Liabilities, (iii) the failure of Assignor to perform or observe any of its obligations under this Agreement or any Ancillary Agreement to which it is a party, (iv) any litigation, claim or action brought by a limited partner of Assignor against any Assignee Indemnitee to the extent such litigation, claim or action directly arises out of and relates to the transactions contemplated by this Agreement other than to the extent any litigation, claim or action relates directly or indirectly to, or arises out of, the breach by such Assignee Indemnitee of the terms of this Agreement or any Ancillary Agreement or (v) any Liens set forth on
Schedule 5(h) hereto (other than the Lien asserted by Bounty Aviation or any of its affiliates against the engine bearing serial number 674579) (the "Non-Bounty Liens"); provided that (a) Assignor shall not be liable for any Damages to the extent that Assignee has a recovery available to it under any insurance policy which was in effect on or prior to the applicable Effective Time; (b) Assignor shall not be liable for any Damages attributable to the gross negligence or willful misconduct of Assignee or its Affiliates; and (c) Assignor shall not be liable for any Damages in excess of the Purchase Price. Notwithstanding the foregoing, Assignor shall be liable pursuant to this Section 13(c) only to the extent that the aggregate cumulative Damages incurred by the Assignee Indemnitees which are required to be indemnified by Assignor exceed $50,000 (the "Threshold Amount") in which event, Assignor shall then also be liable for the initial $50,000 of aggregate cumulative Damages incurred by the Assignee Indemnitees; provided, that, with respect to any Non-Bounty Lien set forth on
Schedule 5(h) hereto, (x) the Threshold Amount limitation shall not apply and Assignor shall be liable for all Damages arising from such Non-Bounty Liens and
(y) amounts expended by Assignor to discharge and release such Liens shall not constitute Damages to be applied toward the Threshold Amount and only those expenses, if any, actually incurred by Assignee in connection with such discharge or release shall be so applied. Assignee acknowledges and agrees that Assignor shall have no liability to Assignee (whether by way of indemnification or otherwise) for any Liens asserted by Bounty Aviation or any of its affiliates against the engine bearing serial number 674579.

                (d)   Assignee's Indemnity

                      Assignee hereby covenants and agrees upon demand of Assignor to pay and assume liability for, and indemnify, protect, defend, save and keep harmless, Assignor and each of its Affiliates and in each such case their respective directors, officers, employees and agents (the "Assignor Indemnitees"), on an After-Tax Basis, from and against any and all Damages which at any time or from time to time may be imposed upon, incurred by or asserted against the Assignor Indemnitees in any way relating directly or indirectly to, or arising out of, (i) any inaccuracy or breach of any representation or warranty made by Assignee or any of its Affiliates under this Agreement or any Ancillary Agreement to which it or any of its Affiliates is a party, (ii) the ownership, leasing, use or operation of any Transferred Interest on or after the Effective Time applicable to such Transferred Interest including, without limitation, any obligations relating to the Trust Estate or any of the Operative Agreements relating to such Transferred Interest which arise from acts, omissions, events or circumstances occurring or accruing on or after the Effective Time with respect to such Transferred Interest, (iii) the failure of Assignee or any of its Affiliates to perform or observe any of their respective obligations under this Agreement or any Ancillary Agreement to which it or any of its Affiliates is a party, (iv) any Assumed Liabilities or (v) any modification, amendment or other change to any of the Operative Agreements entered into by Assignee, or to which Assignee consents or forbears, in any such case without the prior written consent of Assignor (such consent not to be unreasonably withheld) that affects any of the Reserved Rights; provided, however, that with respect to any Transferred Interest which includes a Lease, such indemnification obligation shall only relate to modifications, amendments or other changes made or agreed to during the period beginning on the Effective Date applicable to such Transferred Interest and ending on the date that is twenty-four (24) months after the termination of the Lease included in such Transferred Interest (which period shall be deemed to include any renewals, extensions or continuations of such Lease). Notwithstanding the foregoing, (a) Assignee shall not be liable for any Damages to the extent that Assignor has a recovery available to it under any insurance policy which was in effect on or prior to the Effective Time; (b) Assignee shall not be liable for any Damages attributable to the gross negligence or willful misconduct of Assignor; (c) Assignee shall not be liable for any Damages in excess of the Purchase Price and
(d) Assignee shall be liable pursuant to this Section 13(d) only to the extent that the aggregate Damages incurred by the Assignor Indemnitees which are required to be indemnified by Assignee exceed $50,000 in which event, Assignee shall then also be liable for the initial $50,000 of aggregate cumulative Damages incurred by the Assignor Indemnitees.

                (e)   Survival of Representations and Warranties

                      All representations and warranties of the parties hereto contained in this Agreement (including all Schedules hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the applicable Effective Time in connection with the transactions contemplated hereby, that (i) relate to any Transferred Interest which includes a Lease, shall survive until the later of (A) twenty-four (24) months after the Effective Time applicable to such Transferred Interest or (B) twelve (12) months after the expiry of the Lease included in such Transferred Interest (which period shall not be deemed to include any renewals, extensions or continuations of such Lease), (ii) relate to any Transferred Interest which does not include a Lease, shall survive until twenty-four (24) months after the Effective Time applicable to such Transferred Interest and (iii) do not relate to a Transferred Interest, shall survive until twenty-four (24) months after the first Effective Time to occur under this Agreement.


SECTION 14.     Indemnification Procedure

                (a) Any Assignee Indemnitee or Assignor Indemnitee (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated under this Agreement to provide indemnification to such Indemnified Party (the "Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to its claim for indemnification hereunder, and shall include in such Claim Notice (if then known) the amount or method of computation of the amount of the claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed and delivered hereunder or in connection herewith upon which such claim is based; provided that a Claim Notice in respect of any action at law or suit in equity against an Indemnified Party by a third party, as to which indemnification will be sought (a "Third Party Action"), shall be given promptly after the action or suit is commenced; provided, further, that failure of the Indemnified Party to give the Indemnitor prompt notice in respect of any such Third Party Action as provided herein shall not relieve the Indemnitor of its obligations hereunder, except to the extent such Indemnitor shall have been materially prejudiced by such failure.

                (b) The Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of such Third Party Action, or to conduct any negotiations or proceedings to settle or otherwise eliminate any Third Party Claim and shall pay the reasonable fees and disbursements of such counsel related to such Third Party Action. If the Indemnitor assumes any such defense or settlement or any such negotiations, it shall pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing within 30 Business Days of the notification referred to above to assume such defense, the Indemnified Party may engage counsel to defend, settle or otherwise dispose of such action or proceeding, which counsel shall be reasonably satisfactory to the Indemnitor. In any such Third Party Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnitor and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnified Party and representation of both the Indemnitor and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnitor shall not, in connection with any Third Party Action or related Third Party Action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all Persons to be indemnified pursuant to Section 13; provided that the Indemnitor will be so liable if (x) the Indemnified Party has reasonably concluded that there may be legal defenses available to it in such Third Party Action that are different from or in addition to those available to the Indemnitor or (y) a conflict or potential conflict exists between the Indemnified Party and the Indemnitor in such Third Party Action (in which case the Indemnitor will not have the right to direct the defense of such Third Party Action with respect to which such conflict exists on behalf of the Indemnified Party), but only to the extent such fees and expenses are incurred in connection with such conflicting issues. Any such separate firm shall be designated in writing by the Indemnified Party. The Indemnitor shall not be liable for any settlement of any proceeding of such Third Party Action effected without its written consent, but if the Indemnitor consents to any such settlement, the Indemnitor agrees to indemnify the Indemnified Party from and against any loss or liability for which indemnity is available hereunder and which is specified in such settlement or judgment. No Indemnitor shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such proceeding and such settlement only involves the payment of money.

                (c) Assignor shall be entitled in all cases (but not obligated) to assume the settlement and to conduct negotiations or proceedings to obtain the discharge and release of or otherwise eliminate any Lien set forth on
Schedule 5(h) hereto. If Assignor assumes any such settlement or any such negotiations, it shall pursue such settlement or negotiations in good faith. Assignor shall not be liable for any settlement or discharge of any such Lien effected without its written consent, but if Assignor consents to any such settlement or discharge, Assignor agrees to indemnify Assignee from and against any loss or liability for which indemnity is available hereunder and which is specified in such settlement or discharge.

SECTION 15.     Termination

                This Agreement may be terminated at any time prior to the first Effective Time to occur pursuant to the terms hereof:

                (a)   by mutual written consent of Assignee and Assignor;

                (b) by either party by written notice to the other party if the transactions contemplated hereby have not been consummated on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 15(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or has resulted in the failure of the transactions contemplated hereby being consummated on or before the Outside Date; or

                (c) by (i) Assignor if (a) Assignor accepts or recommends one or more Superior Proposals to its partners or resolves to do either of the foregoing and (b) Assignee no longer has the right pursuant to Section 11(c) to deliver an Assignee Acceptance Notice to Assignor or (ii) by Assignee if (x) Assignor has given an SP Notice and (y) at least fourteen (14) days have passed since the date on which Assignee's right pursuant to Section 11(c) to deliver an Assignee Acceptance Notice terminated.


SECTION 16.     Miscellaneous

                (a)   Notices

                      All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three (3) Business Days after being deposited with the U.S. Postal Service, (iii) if given by courier, when received, or (iv) if personally delivered, when so delivered, addressed:

                If to Assignor, to:

                      c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                      San Francisco, CA  94105
                      Attention:  President
                      Facsimile Number:

                With a copy to:

                      c/o Polaris Investment Management Corporation 201 High Ridge Road, 1st Floor
                      Stamford, CT  06927-4900
                      Attention:  Portfolio Management
                      Facsimile Number:  (203) 357-4585

or to such other address as Assignor shall from time to time designate in writing to Assignee; and

                If to Assignee, to:

                      Triton Aviation Services IV LLC
                      55 Green Street, Suite 500
                      San Francisco, CA  94111
                      Attn:  President
                      Facsimile Number:  (415) 398-9184

or to such other address as Assignee may from time to time designate in writing to Assignor.

                (b)   Headings

                      Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

                (c)   References

                      Any reference to a specific Section or Section number shall be interpreted as a reference to that Section of this Agreement unless otherwise expressly provided.

                (d)   GOVERNING LAW

                      THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT OF LAWS RULES THEREOF.

                (e)   Severability

                      If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                (f)   Amendments in Writing

                      No  amendment,   modification,   waiver,   termination  or
discharge of any provision of this Agreement, nor any consent to any departure by Assignor or Assignee from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by Assignor and
Assignee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Assignor and Assignee.

                (g)   Expenses

                      Each of Assignor and Assignee shall be responsible for all fees and expenses incurred by it, including for legal counsel and other advisors, in connection with this Agreement, any Ancillary Agreement or otherwise relating to the transactions contemplated hereby; provided, however, all costs and expenses incurred in connection with Special FAA Counsel or with Special CAA Counsel and all fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement shall be shared equally by Assignor and Assignee; provided, further, if either Assignor or Assignee terminates this Agreement in accordance with Section 15(c) hereof, Assignor shall pay or cause to be paid to Assignee within two (2) Business Days of such termination a fee in immediately available funds in an amount equal to one and one-half percent (1.5%) of the Purchase Price.

                (h)   Execution in Counterparts

                      This Agreement and any amendments, waivers or consents hereto may be executed by Assignor and Assignee in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

                (i)   Entire Agreement

                      This Agreement and the Ancillary Agreements constitute the entire agreement of Assignor and Assignee with respect to the subject matter hereof or thereof, and all prior understandings or agreements, whether written or oral, between Assignor and Assignee with respect to such subject matter are hereby superseded in their entirety.

                (j)   Exhibits

                      The exhibits attached hereto are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.

                (k)   Assignment and Successors

                      This Agreement may not be assigned except by operation of law. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by Assignor and Assignee and their respective successors.

                (l)   Confidentiality

                      This Agreement and the Ancillary Agreements are confidential documents between the parties thereto and shall not be disclosed by either party to third parties without the prior written consent of the other party other than (i) to such party's directors, officers, employees, advisors, auditors, agents or representatives who are advised of the confidential nature of this Agreement and the Ancillary Agreements (and for whose compliance with the terms hereof, such party shall be liable), (ii) to the extent disclosure as required by any applicable law, regulation or judicial order or (iii) in connection with the disclosure requirements of the Securities and Exchange Commission. The obligations and protections contained in this Section 16(l) are in addition to and not a replacement of any obligations and protections provided pursuant to any confidentiality agreement executed by and currently in effect between the parties hereto or any of their respective Affiliates.

                                   SCHEDULE 1

                              AIRCRAFT AND LESSEES

        Serial No.               Aircraft Type        Lessee
        ----------               -------------        ------

PART A (DOMESTIC AIRCRAFT)
          19711                    737-200               N/A
          20236                    737-200               N/A
          45791                    DC-9-32           Continental
          47111                    DC-9-32           Continental
          47112                    DC-9-32           Continental
          47521                    DC-9-32           Continental
          47524                    DC-9-32           Continental
          22983                  727-200 ADV             ATA
          22001                  727-200 ADV             ATA

PART B  (FOREIGN AIRCRAFT)
          20807                 737-200 ADV         TBG Airways
          21694                 737-200 ADV         TBG Airways
          21335                 737-200 ADV          GB Airways
          21336                 737-200 ADV          GB Airways

                                   SCHEDULE 2

                                     LEASES

19711     None

20236     None

20807     Aircraft Lease  Agreement  [B],  dated as of February 23, 1994,  among
          Polaris Aircraft Income Fund IV, as Lessor, Ambassador Airways Limited, as Operator, and TBG Airways Limited, as Lessee, as supplemented by Lease Supplement [B] No. 1, dated as of February 25, 1994.

21694     Aircraft Lease  Agreement  [A],  dated as of February 23, 1994,  among
          Polaris Aircraft Income Fund IV, as Lessor, Ambassador Airways Limited, as Operator, and TBG Airways Limited, as Lessee, as supplemented by Lease Supplement [A] No. 1, dated as of February 25, 1994.

21335 Aircraft Lease Agreement [A], dated as of January 26, 1994, among Polaris Aircraft Income Fund IV, as Lessor, GB Airways Limited, as
          Operator, and Independent Aviation Group Limited, as Lessee, as supplemented by Lease Supplement [A] No. 1, dated as of _____________, 1994.

21336 Aircraft Lease Agreement [B], dated as of January 26, 1994, among Polaris Aircraft Income Fund IV, as Lessor, GB Airways Limited, as
          Operator, and Independent Aviation Group Limited, as Lessee, as supplemented by Lease Supplement [B] No. 1, dated as of _____________, 1994.

45791, 47111, 47112, 47521, 47524

          Aircraft Lease Agreement, dated as of June 10, 1988, between First Security Bank of Utah, National Association, as Lessor, and Continental Airlines, Inc., as Lessee, as supplemented by Lease Supplement Nos. 1, 2, 3, 4 and 5 dated as of June 30, 1988, and as amended by Amendment No. 1 dated as of June 28, 1996.

22983 Aircraft Lease Agreement, dated as of December 15, 1992, between First Security Bank of Utah, National Association, as Lessor, and American Trans Air, Inc., as Lessee, as supplemented by Lease Supplement No. 1 dated December 30, 1992, as amended by Amendment No. 1 dated as of February 24, 1993, and Amendment No. 2 dated as of January 31, 1994.

SCHEDULE 2: LEASES



22001 Aircraft Lease Agreement, dated as of December 15, 1992, between First Security Bank of Utah, National Association, as Lessor, and American Trans Air, Inc., as Lessee, as supplemented by Lease Supplement No. 1 dated December 30, 1992, as amended by Amendment No. 1 dated as of February 24, 1993, and Amendment No. 2 dated as of January 31, 1994.

                                   SCHEDULE 3

                            FOREIGN AIRCRAFT ENGINES


  Aircraft         Engine              Engine          Engine
 Serial No.      Manufacturer           Type           Serial Nos.
 ----------      ------------           ----           -----------

20807         Pratt & Whitney          JT8D-15         708388 & 688675

21694         Pratt & Whitney          JT8D-15         688672 & 709058

21335         Pratt & Whitney          JT8D-15         688617 & 708397

21336         Pratt & Whitney          JT8D-15         702912 & 688673

                                   SCHEDULE 4

                           OTHER OPERATIVE AGREEMENTS

19711     None

20236     None

20807 Guaranty [B], dated as of February 23, 1994, by Goldcrest Aviation Limited, in favor of Polaris Aircraft Income Fund IV.

          Letter Agreement No. 1 to Aircraft Lease Agreement [B], dated as of February 23, 1994, among Polaris Aircraft Income Fund IV, as Lessor, TBG Airways Limited, as Lessee, and Ambassador Airways Limited, as Operator.

21694 Guaranty [A], dated as of February 23, 1994, by Goldcrest Aviation Limited, in favor of Polaris Aircraft Income Fund IV.

          Letter Agreement No. 1 to Aircraft Lease Agreement [A], dated as of February 23, 1994, among Polaris Aircraft Income Fund IV, as Lessor, TBG Airways Limited, as Lessee, and Ambassador Airways Limited, as Operator.

21335 Letter Agreement No. 1 to Aircraft Lease Agreement [A], dated as of January 26, 1994, among Polaris Aircraft Income Fund IV, as Lessor, GB Airways Limited, as Operator, and Independent Aviation Group Limited, as Lessee.

21336 Letter Agreement No. 1 to Aircraft Lease Agreement [B], dated as of January 26, 1994, among Polaris Aircraft Income Fund IV, as Lessor, GB Airways Limited, as Operator, and Independent Aviation Group Limited, as Lessee.

45791, 47111, 47112, 47521, 47524

          Aircraft Purchase Agreement, dated as of June 10, 1988, between Continental Airlines, Inc., as Seller, and Polaris Aircraft Income Fund IV, as Buyer.

          Tax Indemnification Agreement, dated as of June 10, 1988, among First Security Bank of Utah, National Association, as Lessor, Polaris Aircraft Income Fund IV, as Beneficiary, and Continental Airlines, Inc., as Lessee.

SCHEDULE 4: OTHER OPERATIVE AGREEMENTS







          Stipulation and Order Between Continental Airlines, Inc., New York Airlines, Inc., Polaris Aircraft Income Fund III, Polaris Aircraft Income Fund IV, Polaris Holding Company and First Security Bank of Utah, N.A., as Owner Trustee Concerning Five DC-9-82 Aircraft, Six 727-22 Aircraft, Seven DC-9-14 Aircraft, and Five DC-9-32 Aircraft and Certain Engines and Related Equipment, dated as of August 8, 1991, approved by Bankruptcy Court (District of Delaware, Case Nos. 90-932 through 90-984) on August 23, 1991.

22983     Letter  Agreement  No.  1 to  Aircraft  Lease  Agreement,  dated as of
          December 15, 1992, between First Security Bank of Utah, National Association, as Owner Trustee, and American Trans Air, Inc., as Lessee.

22001     Letter  Agreement  No.  1 to  Aircraft  Lease  Agreement,  dated as of
          December 15, 1992, between First Security Bank of Utah, National Association, as Owner Trustee, and American Trans Air, Inc., as Lessee.

                                  SCHEDULE 4(a)

                                 PURCHASE PRICE

                                       Purchase        Note           Cash
        Transferred Interests            Price        Amount         Amount
        ---------------------            -----        ------         ------

                             ----|
Transferred Interest 19711       |
Transferred Interest 20236       |
Transferred Interest 20807       |
Transferred Interest 21694       |
Transferred Interest 21335       |
Transferred Interest 21336       |
Transferred Interest 45791       |---  $ 29,748,000   $ 26,396,590   $ 3,351,410
Transferred Interest 47111       |     -------------  ------------   -----------
Transferred Interest 47112       |
Transferred Interest 47521       |
Transferred Interest 47524       |
Transferred Interest 22983       |
Transferred Interest 22001       |
                             ----|

                                   SCHEDULE 5

                                 OWNER TRUSTEES

    Serial No.                          Owner Trustee
   -----------       -------------------------------------------
      19711          First Security Bank, National Association *
      20236          First Security Bank, National Association *
      20807          None
      21694          None
      21335          None
      21336          None
      45791          First Security Bank, National Association *
      47111          First Security Bank, National Association *
      47112          First Security Bank, National Association *
      47521          First Security Bank, National Association *
      47524          First Security Bank, National Association *
      22983          First Security Bank, National Association *
      22001          First Security Bank, National Association *



----------------------------
 *     Formerly known as First Security Bank of Utah, National Association

                                  SCHEDULE 5(b)

                                    CONSENTS


                                                   Lessee         Owner Trustee
      Serial No.         Lessee                Consent Required   Release Needed
      ----------         ------                ----------------   --------------

        19711              N/A                       N/A                 Yes

        20236              N/A                       N/A                 Yes

        20807          TBG Airways       Yes, Lessee must sign lease     N/A
                                              novation agreement

        21694          TBG Airways       Yes, Lessee must sign lease     N/A
                                              novation agreement

        21335          GB Airways        Yes, Lessee must sign lease     N/A
                                              novation agreement

        21336          GB Airways        Yes, Lessee must sign lease     N/A
                                              novation agreement

        45791          Continental                    No                 Yes

        47111          Continental                    No                 Yes

        47112          Continental                    No                 Yes

        47521          Continental                    No                 Yes

        47524          Continental                    No                 Yes

        22983              ATA                        No                 Yes

        22001              ATA                        No                 Yes

                                  SCHEDULE 5(d)

                                 ASSIGNOR CLAIMS


         None

                                  SCHEDULE 5(g)

                               PENDING LITIGATION


Equity Resources, Inc. v. Polaris Investment Management Corporation, et al. On or about April 18, 1997, an action entitled Equity Resources, Inc. v. Polaris Investment Management Corporation, et al. was filed in the Superior Court for the County of Middlesex, Commonwealth of Massachusetts. The complaint names each of Polaris Investment Management Corporation, Polaris Aircraft Income Fund II, Polaris Aircraft Income Fund III, Polaris Aircraft Income Fund IV, Polaris Aircraft Income Fund V, and Polaris Aircraft Income Fund VI, as defendants. The complaint alleges that Polaris Investment Management Corporation, as general partner of each of the partnerships, committed a breach of its fiduciary duties, violated applicable partnership law statutory requirements, and breached provisions of the partnership agreements of each of the foregoing partnerships by failing to solicit a vote of the limited partners in each of such partnerships in connection with the proposed sale of the Transferred Interests to Assignee and in failing to disclose material facts relating to such transaction. Plaintiffs filed a motion seeking to enjoin the sale of the Transferred Interests to Assignee, which motion was denied by the Court on May 6, 1997. Plaintiffs have filed an appeal from the order denying their request for an injunction.

                                  SCHEDULE 5(h)

                                      LIENS

19711     Liens have been recorded as follows:
          o Hubair, Inc. recorded a lien on or about December 8, 1995, in the amount of $751.65 in Broward County Florida (Fl. Stat. 329.51, 713.75, 713.78), recorded by the FAA on April 30, 1996.
          o Mercury Air Group, Inc. recorded liens on or about September 10, 1996, in the amounts of $13,614.68 and $9,528.86, respectively, in Dade County Florida (Fl. Stat. 329.41), recorded by the FAA on November 4, 1996.
          o Bounty asserts an unrecorded possessory lien against one engine (Serial No. 674579) in the approximate amount of $165,000 for work performed on an unrelated engine, and for approximately $89,000 for work performed on engine 674579.


20236     Liens have been recorded as follows:
          o Hubair, Inc. recorded a lien on or about December 8, 1995, in the amount of $11,671.42 in Broward County Florida (Fl. Stat. 329.51, 713.75, 713.78), recorded by the FAA on April 30, 1996.
          o Mercury Air Group, Inc. in the amount of $4600, recorded by the FAA on November 4, 1996.

                                  SCHEDULE 5(j)

                                MISSING DOCUMENTS


         None

                                   SCHEDULE 6

                                TRUST AGREEMENTS


19711 Tust Agreement, dated as of January 6, 1988, between Polaris Aircraft Income Fund IV, as Beneficiary, First Security Bank of Utah, National Association, as Owner Trustee ("Emery Aircraft Leasing Corporation
          (1988) Trust"), as amended by Trust Amendment, dated as of February 5, 1988, Trust Amendment No. 2, dated as of February 19, 1988, Trust Amendment No. 3, dated as of June 12, 1990, Trust Amendment No. 4, dated as of June __, 1994.

20236 Trust Agreement, dated as of January 6, 1988, between Polaris Aircraft Income Fund IV, as Beneficiary, and First Security Bank of Utah, National Association, as Owner Trustee ("Emery Aircraft Leasing Corporation (1988) Trust"), as amended by Trust Amendment, dated as of February 5, 1988, Trust Amendment No. 2, dated as of February 19, 1988, Trust Amendment No. 3, dated as of June 12, 1990, Trust Amendment No. 4, dated as of June __, 1994.

20807     None

21694     None

21335     None

21336     None

45791, 47111, 47112, 47521, 47524


          Trust Agreement, dated as of June 10, 1988, between Polaris Aircraft Income Fund IV, as Beneficiary, and First Security Bank of Utah, National Association, as Owner Trustee ("Continental Airlines, Inc.
          (1988) Trust"). *

22983 Trust Agreement, dated as of November 22, 1988, between Polaris Aircraft Income Fund IV, as Beneficiary, and First Security Bank of


----------------------------------
* This Trust Agreement relates to multiple aircraft, all of which are being sold to Assignee. Prior to the Effective Time in respect of each such aircraft, the aircraft will have been transferred into a newly created single-aircraft trust, governed by a trust agreement under which Assignor is the beneficiary upon substantially the same terms and conditions as the Trust Agreement listed above. Only the newly created trust agreements will constitute a part of the Transferred Interest conveyed to Assignee.

SCHEDULE 6: TRUST AGREEMENTS




          Utah, National Association, as Owner Trustee, as amended by Amendment No. 1 to Trust Agreement USAir, Inc. (1988-7) Trust, dated as of December 15, 1992 ("USAir, Inc. (1988-7) Trust").

22001 Trust Agreement, dated as of November 23, 1988, between Polaris Aircraft Income Fund IV, as Beneficiary, and First Security Bank of Utah, National Association, as Owner Trustee, as amended by Amendment No. 1 to Trust Agreement USAir, Inc. (1988-8) Trust, dated as of December 15, 1992 ("USAir, Inc. (1988-8) Trust").

                                   SCHEDULE 7

                              UNFUNDED COMMITMENTS



       Serial No.                           Comments
       ----------   ------------------------------------------------------------

          45791 Obligation to provide modification financing pursuant to a bankruptcy stipulaton, dated August 8, 1991.

          47111 Obligation to provide modification financing pursuant to a bankruptcy stipulaton, dated August 8, 1991.

          47112 Obligation to provide modification financing pursuant to a bankruptcy stipulaton, dated August 8, 1991.

          47521 Obligation to provide modification financing pursuant to a bankruptcy stipulaton, dated August 8, 1991.

          47524 Obligation to provide modification financing pursuant to a bankruptcy stipulaton, dated August 8, 1991.

          22983 Obligation to provide hushkit financing on six (6) months' written notice, pursuant to Letter Agreement No. 1, dated December 15, 1992.

          22001 Obligation to provide hushkit financing on six (6) months' written notice and 80% spare engine financing with 30 days written notice, pursuant to Letter Agreement No. 1, dated December 15, 1992.

        IN  WITNESS   WHEREOF,   the  undersigned  have  caused  this  PURCHASE,
ASSIGNMENT AND ASSUMPTION AGREEMENT to be duly executed as of the day and year first written above.


                         POLARIS AIRCRAFT INCOME FUND IV

                         By: Polaris Investment Management Corporation, General Partner


                         By:    /S/ ERIC DULL
                                -----------------------------------------
                         Name:  ERIC DULL
                                -----------------------------------------
                         Title: PRESIDENT
                                -----------------------------------------



                         TRITON AVIATION SERVICES IV LLC


                         By:  Triton Aviation Services Limited, Manager



                         By:    /S/ JOHN E. FLYNN
                                ------------------------------------------
                         Name:  JOHN E. FLYNN
                                ------------------------------------------
                         Title: PRESIDENT
                                ------------------------------------------